                                                                       Exhibit 1

                                                                  Execution Copy
================================================================================



                              GFSI HOLDINGS, INC.
                   THE SELLING SECURITYHOLDERS NAMED HEREIN


                   ________________________________________


                    50,000 Exchangeable Units Consisting of

                   $25,000,000 Aggregate Principal Amount of
                 11 3/8% Subordinated Discount Notes due 2009
                                      and
          25,000 Shares of 11 3/8% Series D Preferred Stock due 2009

                   ________________________________________


                              ___________________

                              PURCHASE AGREEMENT

                        DATED AS OF SEPTEMBER 12, 1997

                              ___________________



                          Donaldson, Lufkin & Jenrette
                             Securities Corporation
================================================================================

                                                              September 12, 1997



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

     GFSI Holdings, Inc., a Delaware corporation ("HOLDINGS"), MCIT PLC, as holder of the 11 3/8% Subordinated Discount Notes due 2009 (the "HOLDINGS SUBORDINATED NOTES") of Holdings and the holders (together with MCIT PLC, the "SELLING SECURITYHOLDERS") of all of the outstanding shares of Holdings' 11 3/8% Cumulative Preferred Stock due 2009, par value $0.01 per share (the "HOLDINGS PREFERRED STOCK"), propose to issue and sell 50,000 Exchangeable Units (the "UNITS"), each consisting of $500.00 principal amount upon issue of the Holdings Subordinated Notes and 0.50 of a share of the Holdings Preferred Stock, to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER"). The Holdings Subordinated Notes will be issued pursuant to an Indenture (the "SUBORDINATED NOTE INDENTURE"), dated September 17, 1997, between Holdings and Fleet National Bank, as trustee (the "TRUSTEE"). Each Unit will, at the option of Holdings, be exchangeable for 11 3/8% Senior Discount Notes due 2009 (the "SERIES A NOTES") of Holdings no earlier than ten days after the issuance of the Units. The Series A Notes and the Series B Notes (as defined) will be issued pursuant to an indenture (the "INDENTURE") between Holdings and the Trustee, dated September 17, 1997.

     1. ISSUANCE OF SECURITIES. The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). Holdings has prepared a preliminary offering memorandum, dated September 12, 1997 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated September 12, 1997 (the "OFFERING MEMORANDUM" and, together with the Preliminary Offering Memorandum, the "OFFERING DOCUMENTS"), relating to Holdings and the Units.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Units, the Holdings Subordinated Notes, the Holdings Preferred Stock and the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE

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          REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE
          UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLDINGS SO REQUESTS), (2) TO HOLDINGS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, Holdings and the Selling Securityholders agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from Holdings and the Selling Securityholders, 50,000 Units at a purchase price of $972.50 per Unit (the "PURCHASE PRICE") as set forth on Schedule I hereto.

     3. TERM OF OFFERING. The Initial Purchaser has advised Holdings that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Units purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons (each, a "144A PURCHASER") whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) non-U.S. persons outside the United States in reliance upon Regulation S ("REGULATION S") under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchaser will offer the Units to Eligible Purchasers initially at a price equal to $1,000 per Unit. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Units or the Series A Notes, as applicable, will have the registration rights regarding the Series A Notes set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined), in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, Holdings will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) Holdings' 11 3/8% Series B Senior Discount Notes due 2009 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES") to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective. The Holdings Preferred Stock, the Holdings Subordinated Notes and the Units are hereinafter referred to collectively as the Securities. This Agreement, the Subordinated Note Indenture, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

     4. DELIVERY AND PAYMENT. Delivery to the Initial Purchaser by Holdings and the Selling Securityholders of, and payment by the Initial Purchaser for, the Units shall be made at 9:00 A.M., New York City time, on September 17, 1997 (or such other date as Holdings, the Selling Securityholders and the Initial Purchaser may agree) (the "CLOSING DATE") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019.

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

     One or more Units in definitive form (the "GLOBAL UNIT"), registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), representing all of the Units sold pursuant to Exempt Resales, shall be delivered by Holdings and the Selling Securityholders to the Initial Purchaser, against payment by the Initial Purchaser of the purchase price thereof by wire transfer of immediately available funds to an account designated by Holdings and the Selling Securityholders at least one business day prior to the Closing Date. The Global Unit shall be made available to the Initial Purchaser for inspection at the offices of DLJ not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

     5.   AGREEMENTS OF HOLDINGS. Holdings agrees with the Initial Purchaser:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(f), or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Offering Documents (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. Holdings shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, Holdings shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to the Initial Purchaser, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Holdings consents to the use of the Offering Documents, and any amendments or supplements thereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) Not to amend or supplement the Offering Memorandum, whether before or after the Closing Date, unless (i) the Initial Purchaser has been previously advised thereof, and (ii) the Initial Purchaser has not reasonably objected thereto (unless in the opinion of counsel to Holdings such amendment or supplement is necessary, in the judgment of counsel to Holdings, to make the statements made in the Offering Memorandum not misleading); and to prepare, promptly upon the Initial Purchaser's request, any amendment or supplement to the Offering Memorandum that the Initial Purchaser deems necessary or advisable in connection with Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to Holdings, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

          (d) If, after the date hereof, in the opinion of counsel for the Initial Purchaser, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum to comply with any law or to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum are delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, to promptly (i) prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will comply with all applicable laws and will not, in the light of the circumstances at the time it is so delivered, be misleading, and (ii) furnish the

     Initial Purchaser with such number of copies of the Offering Memorandum, as amended or supplemented, as the Initial Purchaser may reasonably request.

          (e) Prior to the earlier of consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities or the Notes, (A) to periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Act, (B) to amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum are so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each such amended or supplemented Offering Memorandum, as the Initial Purchaser may reasonably request.

          Following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Notes are outstanding if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Notes, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of
     Section 10(a) of the Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.

          The Selling Securityholders, Holdings, and GSFI, Inc., a Delaware corporation and wholly owned Subsidiary of Holdings (the "COMPANY"), hereby expressly acknowledge that the indemnification and contribution provisions of Section 9 hereof are specifically applicable and relate to each offering document, registration statement, prospectus, amendment or supplement referred to in this Section 5(e).

          (f) To (i) cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the qualification of the Securities for offer and sale by the Initial Purchaser under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request,
     (ii) continue such qualification in effect so long as required for Exempt Resales of the Securities and (iii) file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided that in no event shall Holdings be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) So long as any of the Securities or the Notes are outstanding, to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, during the period of three years following the date of this Agreement, to deliver to the Initial Purchaser, promptly upon their becoming available, (i) copies of all

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     current, regular and periodic reports filed by Holdings and the Company with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) copies of each report or other publicly available information of Holdings and the Company mailed to the holders of the Securities or Notes, as applicable, and such other publicly available information concerning Holdings and its subsidiaries as the Initial Purchaser may request.

          (h) To use the proceeds from the sale of the Units in the manner specified in the Offering Documents (and any amendments or supplements thereto) under the caption "Use of Proceeds."

          (i) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of the Securities or the Notes.

          (j) Except as otherwise agreed to by the parties hereto, to pay all costs, expenses, fees and taxes incident to:

               (1) the preparation, printing, filing and distribution under the Act of the Offering Documents (including financial statements and exhibits) and all amendments and supplements to any of them;

               (2) the printing and delivery of the Operative Documents, the Securities, the Notes, the preliminary and supplemental Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including in each case any disbursements of counsel to the Initial Purchaser relating to such printing and delivery);

               (3)  the issuance and delivery of the Securities and the Notes;

               (4) the registration or qualification of the Securities and the Notes for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel to the Initial Purchaser relating to such registration or qualification and memoranda relating thereto);

               (5) furnishing such copies of the Offering Documents (including all documents incorporated by reference therein) and all amendments and supplements thereto as may be requested for use in connection with the Exempt Resales;

               (6) the rating of the Securities and the Notes by rating agencies, if any;

               (7) all expenses and listing fees in connection with the application for quotation of the Securities and the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL");

               (8) all fees and expenses (including fees and expenses of counsel) of Holdings in connection with approval of the Securities and the Notes by DTC for "book-entry" transfer; and

               (9) the performance by Holdings of its other obligations under this Agreement.

          (k) If this Agreement shall be terminated pursuant to any of the provisions hereof

     (otherwise than a default by the Initial Purchaser) or if for any reason Holdings or the Selling Securityholders shall be unable or unwilling to perform their respective obligations hereunder, Holdings shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchaser for the fees and expenses to be paid or reimbursed pursuant to Section 5(j) above, and reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Initial Purchaser) incurred by the Initial Purchaser in connection with the transactions contemplated by this Agreement.

          (l) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared by Holdings, a copy of any consolidated financial statements of Holdings for any period subsequent to the period covered by the financial statements appearing in the Offering Documents.

          (m) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Units other than the Offering Documents.

          (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of Units.

          (o) For so long as any of the Securities or the Notes remain outstanding and during any period in which Holdings is not subject to
     Section 13 or 15(d) of the Exchange Act, to make available to any Eligible Purchaser or beneficial owner of the Securities or the Notes in connection with any sale thereof and any prospective purchaser of such Securities or such Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (p) To comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of Holdings to DTC relating to the approval of the Securities and the Notes by DTC for "book-entry" transfer.

          (q) To cause the Registered Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

          (r) To use its best efforts to effect the inclusion of the Securities and the Notes in PORTAL.

          (s) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by Holdings prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

          (t) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of Holdings (other than the Series B Notes) that are substantially similar to the Units or the Notes including but not limited to any securities (other than the Units) that are convertible into or exchangeable for, or that represent the right to receive, Units or Notes or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Initial Purchaser.

          (u) Not to cause any advertisement of the Units to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Units, except such advertisements that include the statements required by Regulation S.

          (v) If Holdings elects to exchange the Units for the Notes, to comply with all applicable federal and state securities laws in connection with such exchange.

     6. REPRESENTATIONS AND WARRANTIES OF HOLDINGS. Holdings represents and warrants to the Initial Purchaser that:

          (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Offering Documents (or any amendment or supplement thereto) based upon information relating to the Initial Purchaser furnished to Holdings in writing by or on behalf of the Initial Purchaser expressly for use therein. No stop order preventing the use of the any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, have been issued.

          (b) Each of Holdings and the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to carry on its business as it is currently being and is proposed to be conducted and to own, lease and operate its properties, and has been duly qualified and is in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the condition (financial or other), business, property, prospects, net worth or results of operations of Holdings and the Company, taken as a whole (a "MATERIAL ADVERSE EFFECT"). All of the outstanding shares of capital stock of Holdings have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to preemptive or similar rights other than as set forth in the Operative Documents. The Company is the only subsidiary, direct or indirect, of Holdings. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by Holdings free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). Holdings has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Securities. The Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement.

          (c) Neither Holdings nor the Company is in violation of its charter or bylaws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, Note, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of Holdings and the Company, taken as a whole, to which Holdings or the Company is a party or by which Holdings or the Company or their respective property is bound.

          (d) The execution, delivery and performance of the Operative Documents by Holdings, compliance by Holdings with the provisions of the Operative Documents and the Securities, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by the Operative Documents does not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of Holdings or the Company or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of Holdings or the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which Holdings or the Company is a party or by which Holdings, the Company or their respective property is bound, or (iii) any law or administrative regulation applicable to Holdings, the Company or any of their respective assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which Holdings or the Company was or is now a party or to which Holdings, the Company or their respective properties may be subject, except, in the case of clauses (ii) and (iii), for any such conflict, breach, default or imposition of a lien that would not be reasonably likely to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) that has not been made or obtained is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Securities. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents and the Offering Documents other than such consents and waivers as have been or, prior to the Closing Date, will be obtained, except where the failure to obtain any such consents or waivers, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (e) This Agreement has been duly authorized and validly executed by each of Holdings and the Company and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding obligation of Holdings and the Company, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

          (f) The Units have been duly and validly authorized by Holdings and, when issued in accordance with their terms and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, the Units will conform to the description thereof in the Offering Memorandum, and will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (g) The Holdings Preferred Stock has been duly authorized and is fully paid, nonassessable and entitled to the rights, privileges and preferences set forth in the Certificate of Incorporation, as amended, of Holdings. The Holdings Preferred Stock conforms with the description thereof contained in the Offering Memorandum.

          (h) Holdings has duly authorized the Subordinated Note Indenture, and when Holdings has duly executed and delivered it (assuming the due authorization, execution and delivery thereof by the Trustee), the Subordinated Note Indenture will be a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (i) Holdings has duly authorized the Holdings Subordinated Notes and, when issued and authenticated in accordance with the terms of the Subordinated Note Indenture and delivered by Holdings in accordance with the terms of the Subordinated Note Indenture, the Holdings Subordinated Notes will conform to the description thereof in the Offering Memorandum, and will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (j) Holdings has duly authorized the Indenture, and when Holdings has duly executed and delivered it (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (k) Holdings has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Units in accordance with the terms of such Units, the Series A Notes will conform to the description thereof in the Offering Memorandum, and will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (l) Holdings has duly authorized the Series B Notes and, when issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Series B Notes will conform to the description thereof in the Offering Memorandum, and will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be
     (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (m) Holdings has duly authorized the Registration Rights Agreement, and when Holdings has executed and delivered it (assuming the due execution and delivery thereof by the Initial Purchaser), the Registration Rights Agreement will be a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

          (n) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of Holdings, threatened or contemplated to which Holdings or the Company is or may be a party or to which the business or property of Holdings or the Company is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the best knowledge of Holdings or the Company, proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which Holdings or the Company is or may be subject that, in the case of clauses (i), (ii) and (iii) above,
     (A) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (B) would be reasonably likely to have a Material Adverse Effect, (C) would interfere with or adversely affect the issuance and sale of the Securities or (D) in any manner draw into question the validity of the Operative Documents or the Securities.

          (o) No holder of any security of Holdings has any right to require registration of any security of Holdings.

          (p) Neither Holdings nor the Company is involved in any material labor dispute nor, to the knowledge of Holdings, is any material dispute threatened which, if such dispute were to occur, would be reasonably likely to have a Material Adverse Effect.

          (q) Neither Holdings nor the Company has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (r) Except as set forth in the Offering Memorandum, each of Holdings and the Company is in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Memorandum, there is, to the best knowledge and information of Holdings, no alleged or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of Holdings or the Company arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by Holdings or the Company or at any location currently or previously used or leased by Holdings or the Company, or (2) any violation or alleged violation of any Environmental Law, except in each case with respect to clause (1) and (2), alleged or potential liabilities that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (s) Each of Holdings and the Company owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently or proposed to be employed by it in connection with the businesses now or proposed to be operated by it, except where the failure to own or possess such Intellectual Property would not, either singly or in the aggregate, be reasonably likely to have a Material Adverse Effect, and neither Holdings nor the Company has received any notice that its use of any Intellectual Property allegedly infringes upon, or conflicts with, rights asserted by others, except for such instances that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect if an unfavorable decision, judgment, ruling or finding is rendered against Holdings or the Company.

          (t) All income tax returns required to be filed by Holdings or the Company in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided, or (ii) currently payable without penalty or interest.

          (u) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (i) each of Holdings and the Company has (1) such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate its respective properties and to conduct its business as presently conducted, and (2) fulfilled and performed all of its material obligations with respect to the Permits, and (ii) no event has occurred that would allow, or after notice or lapse of time would allow, revocation or termination of any Permit or that would result in any other material impairment of the rights granted to Holdings or the Company under any Permit, and Holdings has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

          (v) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (i) each of Holdings and the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it, (ii) each lease to which Holdings or the Company is a party is valid and binding and no default has occurred or is continuing thereunder and (iii) each of Holdings and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

          (w) Each of Holdings and the Company maintains adequate insurance for its businesses and the value of its properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance), and all such insurance is outstanding and in force as of the date hereof.

          (x) The financial statements, together with related schedules and notes forming part of the Offering Documents (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Holdings on the basis stated in the Offering Documents at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Offering Documents. The other financial and statistical information and data set forth in the Offering Documents (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Holdings.

          (y) Each of Holdings and the Company maintains a system of internal accounting controls sufficient to provide assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (z) Subsequent to the dates for which information is given in the Offering Documents and up to the Closing Date, unless set forth in the Offering Memorandum: (1) neither Holdings nor the Company has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to Holdings, nor entered into any material transactions not in the ordinary course of business; (2) there has not been any decrease in Holdings' capital stock or any increase in consolidated long-term indebtedness to meet working capital requirements or any material increase in consolidated short-term indebtedness of Holdings or any payment of or declaration to pay any dividends or any other distribution with respect to Holdings' capital stock, as the case may be; and (3) there has not been any event or series of events that would be reasonably likely to have a Material Adverse Effect.

          (aa) Prior to the issuance of the Units, (i) the present fair salable value of the assets of Holdings exceeded and will exceed the amount that will be required to be paid on, or in respect of, its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (ii) the assets of Holdings do not constitute and will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, and (iii) Holdings does not intend to, or believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature. Upon consummation of the Offering, (x) the present fair salable value of the assets of Holdings will exceed the amount that will be required to be paid on, or in respect of, its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (y) the assets of Holdings will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, and (iii) Holdings does not intend to, or believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature.

          (bb) None of Holdings, nor any agent thereof acting on its behalf, has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Units to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

          (cc) Holdings is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (dd) Each of Deloitte & Touche LLP and Donnelly Meiners Jordan Kline are independent public accountants with respect to Holdings and the Company as required by the Act.

          (ee) When the Units are issued and delivered pursuant to this Agreement, such Units, the Holdings Preferred Stock and the Holdings Subordinated Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of Holdings that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (ff) Assuming (i) that the representations and warranties of the Initial Purchaser in Section 8 hereof are true, (ii) compliance by the Initial Purchaser with its covenants set forth in Section 8 hereof and
     (iii) that each of the Eligible Purchasers is a QIB or a non-U.S. person outside the United States, the purchase and resale of the Units pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by Holdings or any of its representatives (other than the Initial Purchaser, as to whom Holdings makes no representation) in connection with the offer and sale of the Units, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by Holdings within the six-month period immediately prior to the date hereof.

          (gg) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Units to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by Holdings in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the section entitled "Notice to Investors."


     7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SECURITYHOLDERS. Each of the Selling Securityholders represents and warrants to the Initial Purchaser as follows:

          (a) This Agreement has been duly authorized, executed and delivered by such Selling Securityholder.

          (b) Upon delivery of and payment for the Securities to be sold by such Selling Securityholder pursuant to this Agreement, good and clear title to such Securities will pass to the Initial Purchaser, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (c) The execution, delivery and performance of this Agreement by such Selling Shareholder, the compliance by such Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws or the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Securityholder, if such Selling Securityholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder or any property of such Selling Securityholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgement, order or decree of any court of any governmental body or agency having jurisdiction over such Selling Securityholder or any property of such Selling Securityholder.

          (d) Neither the Selling Securityholders nor anyone acting on their behalf has offered or sold any of the Securities by means of any "general solicitation" or "general advertising," as such terms are defined in Regulation D under the Securities Act.

          (e) Neither the Selling Securityholders nor anyone acting on their behalf has offered any of the Securities to any person other than the Initial Purchaser.

     8. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants to Holdings as follows:

          (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units.

          (b) The Initial Purchaser (i) is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction, (ii) will be reoffering and reselling the Units only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to non-U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S and (iii) has not solicited and, unless and until the Units are registered under the Act, will not solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Act) or in any manner involving a public offering within the meaning of the Act.

          (c) The Initial Purchaser also understands that Holdings and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant hereto, counsel to Holdings and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

          (d) The Initial Purchaser further agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer to sell the Units only to, the Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from, persons who in purchasing such Units will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that it is purchasing the Units for its own account or an account with respect to which it exercises sole investment discretion and that its or such accounts are QIBs, (2) that such Units will not have been registered under the Act and may be resold, pledged or otherwise transferred, only (A) (I) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Act, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if Holdings so requests), (B) to Holdings or (C) pursuant to an effective registration statement under the Act, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (2) above. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Units, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (e) The Initial Purchaser represents and agrees that the Units offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the restricted period (as defined in Regulation S) (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note (as defined in the Indenture), as contemplated by the Indenture) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act.

          (f) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Units (other than a sale pursuant to Rule 144A or pursuant to Paragraph (i) of this Section 8), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it during the Restricted Period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the Act and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

          (g) The Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Units, except with its affiliates or with the prior written consent of Holdings.

          (h) Notwithstanding the foregoing, Units in registered form may be offered, sold and delivered by the Initial Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (f) of this Section 8.

          (i) The Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Units to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Units, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Units to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (j) The Initial Purchaser agrees that it will not offer, sell or deliver any of the Units in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Units in such jurisdictions. The Initial

     Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (k) The Initial Purchaser agrees not to cause any advertisement of the Units to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Units, except such advertisements that include the statements required by Regulation S.

          (l) The sale of the Units in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     Terms used in this Section 8 that have meanings assigned to them in Regulation S are used herein as so defined.

     9.   INDEMNIFICATION.

          (a) The Selling Securityholders, to the extent of each such Selling Securityholder's pro rata share of the proceeds from the Offering as set forth on Schedule I hereto, Holdings and the Company, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to Holdings by the Initial Purchaser expressly for use therein; provided, however, that the indemnification provided by each of the Selling Securityholders shall only be with reference to information relating to each such Selling Securityholder furnished in writing by such Selling Securityholder expressly for use in the Offering Documents; provided further, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or judgment (i) arising from the sale of the Units by the Initial Purchaser to any person if a copy of the Offering Memorandum shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum, provided that Holdings has delivered the Offering Memorandum to the Initial Purchaser in requisite quantity on a timely basis to permit such delivery or sending or (ii) resulting from the use by the Initial Purchaser of any offering memorandum, registration statement or prospectus, or any amendment or supplement thereto, referred to in Section 5(e) hereof when, under Section 11 hereof, the Initial Purchaser was not permitted to do so.

          (b) In case any action shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser, based upon any Offering Document or any amendment or supplement thereto and with respect to which indemnity may be sought against the Selling Securityholders, Holdings and the Company, the Initial Purchaser shall promptly notify Holdings in writing, and the Selling Securityholders, Holdings and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by Holdings, (ii) neither the Selling Securityholders, Holdings nor the Company has assumed the defense and employed counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Initial Purchaser or such controlling person and the Selling Securityholders, Holdings or the Company, and the Initial Purchaser or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Selling Securityholders, Holdings or the Company (in which case the Selling Securityholders, Holdings and the Company shall not have the right to assume the defense of such action on behalf of the Initial Purchaser or such controlling person, it being understood, however, that the Selling Securityholders, Holdings and the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Initial Purchaser and all such controlling persons, which firm shall be designated in writing by the Initial Purchaser, and that all such fees and expenses shall be reimbursed as they are incurred). The Selling Securityholders, Holdings and the Company shall not be liable for any settlement of any such action effected without the written consent of the Selling Securityholders, Holdings or the Company, but if settled with the Selling Securityholders', Holdings' or the Company's written consent, the Selling Securityholders, Holdings and the Company jointly and severally agree to indemnify and hold harmless the Initial Purchaser and any such controlling person from and against any loss or liability by reason of such settlement. Neither the Selling Securityholders, Holdings nor the Company shall, without the prior written consent of the Initial Purchaser effect any settlement of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party and indemnity could have been sought hereunder by the Initial Purchaser unless such settlement includes an unconditional release of the Initial Purchaser and each person controlling the Initial Purchaser from all liability on claims that are the subject matter of such proceeding.

          (c) The Initial Purchaser agrees to indemnify and hold harmless Holdings and the Selling Securityholders, each of their respective directors and officers, and any person controlling either of them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the "ISSUER INDEMNIFIED PARTIES"), to the same extent as the foregoing indemnity from the Selling Securityholders, Holdings, and the Company to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in the Offering Documents. In case any action shall be brought against any Issuer Indemnified Party in respect of which indemnity may be sought against the Initial Purchaser, the Initial Purchaser shall have the rights and duties given to the Selling Securityholders, Holdings and the Company (except that if the Selling Securityholders, Holdings or the Company shall have assumed the defense thereof, the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), and the Issuer Indemnified Parties shall have the rights and duties given to the Initial Purchaser by Section 9(b) hereof.

          (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Securityholders, Holdings and the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Securityholders, Holdings and the Company on the one hand and the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Selling Securityholders, Holdings and the Company on the one hand and the Initial Purchaser on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Units (before deducting expenses) received by Holdings and the Selling Securityholders, and the total discounts and commissions received by the Initial Purchaser, bear to the total price to investors of the Units, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Selling Securityholders, Holdings and the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Selling Securityholders, Holdings or the Company on the one hand or the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Selling Securityholders, Holdings, the Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the discounts and commissions received by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Each of the Selling Securityholders, Holdings and the Company hereby designates The Jordan Company, 9 West 57th Street, New York, New York 10019, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by the Initial Purchaser or person controlling the Initial Purchaser asserting a claim for indemnification or contribution under or pursuant to this Section 9, and the Selling Securityholders, Holdings and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Selling Securityholders, Holdings and the Company, at the address for notices specified in Section 11(a) hereof.

          (f)  The indemnity and contribution agreements contained in this
     Section 9 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

     10. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligation of the Initial Purchaser to purchase the Units under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of Holdings and the Selling Securityholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. Holdings shall have performed or complied with all of the agreements and satisfied all conditions to be performed, complied with or satisfied by it under this Agreement on or prior to the Closing Date.

          (b) (1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 9:00 a.m., New York City time, on the second business day following the date of this Agreement, or at such later date and time as the Initial Purchaser may approve in writing;

               (2) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units or the sale of the Holdings Preferred Stock or the Holdings Subordinated Notes; and

               (3) at the Closing Date, (i) no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Securities for sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of Holdings be contemplated.

          (c) (1) Since the date of the latest balance sheet included in the Offering Documents, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that would be reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business;

               (2) since the date of the latest balance sheet included in the Offering Documents, there has not been any change, or any development involving a prospective change, in the capital stock or in the long-term debt of Holdings or the Company from that set forth in the Offering Documents;

               (3) neither Holdings nor the Company shall have material liability or obligation, direct or contingent, other than those reflected in the Offering Memorandum; and

               (4) on the Closing Date, the Initial Purchaser shall have received a certificate dated the Closing Date, signed on behalf of Holdings by the undersigned officers of Holdings, confirming all matters set forth in Sections 9(a), (b), and (c) hereof.

          (d) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) dated the Closing Date, of Mayer, Brown & Platt, counsel for Holdings, to the effect that:

               (1) Holdings has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Units to the Initial Purchaser to be sold by the Initial Purchaser pursuant hereto;

               (2) The Company and each of the Selling Securityholders has all necessary power and authority to enter into and perform its obligations under this Agreement;

               (3) No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) which has not been made or obtained is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Securities to the Initial Purchaser as contemplated by this Agreement or the offering of the Securities as contemplated by the Offering Memorandum, except where the failure to obtain any such consents or waivers, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or adversely effect the ability to consummate the Offering;

               (4) To the best of such counsel's knowledge, no consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents other than such consents and waivers as have been or will be obtained;

               (5) This Agreement has been duly authorized and validly executed by each of Holdings, the Company and the Selling Securityholders and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding obligation of each of Holdings, the Company and the Selling Securityholders, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

               (6) The Units have been duly and validly authorized by Holdings and, when issued in accordance with their terms and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Units will conform to the description thereof in the Offering Memorandum, and will be legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

               (7) The Holdings Preferred Stock has been duly authorized and is full paid, nonassessable and entitled to the rights, priviledges and preferences set forth in the Certificate of Designations. The Holdings Preferred Stock conforms with the description thereof contained in the Offering Memorandum.

               (8) Holdings has duly authorized, executed and delivered the Subordinated Note Indenture, and (assuming the due authorization, execution and delivery thereof by the Trustee) the Subordinated Note Indenture is a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (9) The Holdings Subordinated Notes have been duly authorized, issued and authenticated in accordance with the Subordinated Note Indenture and conform to the description thereof in the Offering Memorandum, and are legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceable thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (10) Holdings has duly authorized, executed and delivered the Indenture, and (assuming due authorization, execution and delivery thereof by the Trustee) the Indenture is a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (11) Holdings has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Units in accordance with the terms of such Units, the Series A Notes will conform to the description thereof in the Offering Memorandum, and will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (12) Holdings has duly authorized the Series B Notes and, when issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Series B Notes will conform to the description thereof in the Offering Memorandum, and will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
          (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (13) Holdings has duly authorized, executed and delivered the Registration Rights Agreement, and (assuming the due execution and delivery thereof by the Initial Purchaser) the Registration Rights Agreement is a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally,
          (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

               (14) The statements under the captions "Certain Transactions," "Description of Units," "Description of Exchange Notes," "Description of Capital Stock," "Description of

          Certain Indebtedness," and "Certain U.S. Federal Income Tax Considerations" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are correct in all material respects;

               (15) Neither Holdings nor the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (16) When the Units are issued and delivered pursuant to this Agreement, such Units, the Holdings Preferred Stock and the Holdings Subordinated Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of Holdings that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

               (17) The Subordinated Note Indenture is not required to be qualified under the Trust Indenture Act;

               (18) The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement;

               (19) No registration under the Act of the Units is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales (assuming (i) that the Eligible Purchasers who buy the Units in the Exempt Resales are QIBs or a non-U.S. person outside the United States and (ii) the accuracy of, and compliance with, the representations of the Initial Purchaser and those of Holdings and the Selling Securityholders contained in Sections 6, 7 and 8 hereof.

          In addition, such counsel shall state that it has participated in conferences with officers and other representatives of Holdings, representatives of the independent public accountants for Holdings, the Initial Purchaser's representatives and counsel for the Initial Purchaser, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the statements of officers and other representatives of Holdings), no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as of its date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial and statistical data included in the Offering Memorandum or incorporated therein.

          (e) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) dated the Closing Date of Rose, Brouillette & Shapiro, counsel for Holdings, to the effect that:

               (1) Each of Holdings and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and, to the best of such counsel's knowledge, is duly qualified and is in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

               (2) All of the outstanding capital stock of Holdings has been duly authorized and validly issued and is fully paid and nonassessable and is not subject to preemptive or similar rights;

               (3) All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by Holdings free and clear of any Lien;

               (4) Neither Holdings nor the Company is in violation of its charter or bylaws, and, to the best knowledge of such counsel after due inquiry, neither Holdings nor the Company is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of Holdings or the Company, to which Holdings or the Company is a party or by which Holdings, the Company or their respective property is bound;

               (5) The execution, delivery and performance of the Operative Documents by Holdings, compliance by Holdings with the provisions thereof and the Securities, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby does not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of Holdings or the Company, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of Holdings or the Company, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel after due inquiry to which Holdings or the Company is a party or by which Holdings, the Company or any of their respective property is bound, or (3) to the best of such counsel's knowledge, any law or administrative regulation applicable to Holdings, the Company or any of their respective assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which Holdings or the Company was or is now a party or to which Holdings, the Company or any of their respective property may be subject;

               (6) To the best knowledge of such counsel, after due inquiry, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which Holdings or the Company is or may be a party or to which the business or property of Holdings or the Company is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental body, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction applicable to Holdings or the Company has been issued that, in the case of clauses (i), (ii) and
          (iii) above, (a) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (b) would interfere with or adversely affect the issuance of the Securities, or (c) might invalidate any provision or the validity of the Operative Documents or the Securities;

               (7) To the best knowledge of such counsel, there is no contract or document concerning Holdings or the Company of a character required to be described in the Offering Memorandum that is not so described or filed in a registration statement on Form S-4 if the Units were registered pursuant to the Act;

               (8) To the best knowledge of such counsel, after due inquiry, following consummation of the Offering, no holder of any security of Holdings has any right to require registration of any of Holdings' securities;

          (f) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchaser, and Holdings shall have provided Latham & Watkins such papers and information as it requests to enable it to pass upon the matters contained in such opinion.

          (g) The Initial Purchaser shall have received letters from Deloitte & Touche LLP and Donnelly Meiners Jordan Kline, independent public accountants, on the date hereof and from Deloitte & Touche LLP on the Closing Date, in form and substance satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Documents.

          (h) Holdings shall have entered into the Registration Rights Agreement on or prior to the Closing Date.

          (i) Holdings shall have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by it on or prior to the Closing Date.

     11. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at the time that the Selling Securityholders, Holdings, the Company and the Initial Purchaser execute this Agreement.

     The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to Holdings if any of the following has occurred:

          (a) since the respective dates as of which information is given in the Offering Documents, any adverse change or development involving a prospective adverse change, whether or not arising in the ordinary course of business, which would, in the Initial Purchaser's judgment, make it impracticable to market the Units on the terms and in the manner contemplated in the Offering Documents;

          (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in the Initial Purchaser's judgment, make it impracticable to market the Units on the terms and in the manner contemplated in the Offering Documents;

          (c) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange;

          (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial

     Purchaser's opinion causes or could cause a Material Adverse Effect;

          (e) the declaration of a banking moratorium by either federal or New York State authorities;

          (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's opinion has a material adverse effect on the financial markets in the United States; or

          (g) any of Holdings' or the Company's securities shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units or materially impair the investment quality of the Units.


     12.  MISCELLANEOUS.

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Selling Securityholders, the Company or Holdings, The Jordan Company, 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: A. Richard Caputo, Jr. and (ii) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          (b) The respective indemnities, contribution agreements, representations, warranties and other statements of Holdings, the Selling Securityholders and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any such person, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

          (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Selling Securityholders, Holdings, the Company, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchaser merely because of such purchase.

          (d) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without reference to its choice of law provisions.

          (e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                        SIGNATURE PAGE IS THE NEXT PAGE

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

    Please confirm that the foregoing correctly sets forth the agreement among Holdings, the Company, the Selling Securityholders and the Initial Purchaser.

                                      Very truly yours,

                                      GFSI HOLDINGS, INC.


                                      By: /s/ Richard Caputo
                                      ---------------------------------
                                          Name: A. Richard Caputo, Jr.
                                          Title: Vice President


                                      GSFI, INC.


                                      By: /s/ Richard Caputo
                                          -----------------------------
                                          Name: A. Richard Caputo, Jr.
                                          Titile: Vice President


                                      THE SELLING SECURITYHOLDERS LISTED
                                      ON SCHEDULE I HERETO


                                      By: /s/ Richard Caputo
                                          -----------------------------
                                          Name: A Richard Caputo, Jr.
                                          Title: Attorney-in-Fact





DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By: /s/ Tyler Wolfram
    --------------------------------------------
    Name: Tyler Wolfram
    Title: Vice President

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